Exhibit 99.1.5

DOCKET NO.: FST-CV12-6015112-S	:	SUPERIOR COURT

STARBOARD RESOURCES, INC.	:	J.D. OF STAMFORD

v.	:	AT STAMFORD

CHARLES HENRY III, AHMED AMMAR,	:
JOHN P. VAILE AS TRUSTEE OF
JOHN P VAILE LIVING TRUST, JOHN PAUL	:
OTIERNO, SOSVENTURES LLC, BRADFORD
HIGGINS, WILLIAM MAHONEY, ROBERT J.	:
CONRADS, EDWARD M CONRADS,
WILLIAM F. PETTINATI, JR, INDIVIDUALLY	:
AND DERIVATIVELY ON BEHALF OF
GIDDINGS OIL & GAS LP, HUNTON OIL	:
PARTNERS LP, ASYM ENERGY FUND III LP,
GREGORY IMBRUCE, GIDDINGS	:
INVESTMENTS LLC, GIDDINGS GENPAR LLC,
HUNTON OIL GENPAR LLC, ASYM	:
CAPITAL III LLC, GLENROSE HOLDINGS LLC
and ASYM ENERGY INVESTMENTS LLC	:	MARCH 18, 2014

FIRST AMENDED BILL OF INTERPLEADER

1.           This first amended bill of interpleader is brought pursuant to Connecticut General Statutes § 52-484 and Practice Book §§ 23-43 and 23-44.

2.           Plaintiff, STARBOARD RESOURCES, Inc. (“Starboard”), is a Delaware corporation headquartered in Texas with a business office at 300 E. Sonterra Boulevard, Suite 1220, San Antonio, Texas 78258.

3.           Defendant, Charles Henry III (“Henry”), is an individual with an address at 1021 Main Street, Suite 2626, Houston, Texas 77002, and is a limited partner in defendant, Giddings Oil & Gas, LP (“Giddings LP”), Hunton Oil Partners LP (“Hunton LP”), and ASYM Energy Fund III LP (“ASYM Energy LP”).

4.           Giddings LP is a Delaware Limited Partnership with its headquarters in Texas.

5.           Hunton LP is a Delaware Limited Partnership with its headquarters in Texas.

6.           ASYM Energy LP is a Delaware Limited Partnership with its headquarters in Texas.

7.           Defendant, AHMED AMMAR (“Ammar”), is an individual with an address at 1021 Main Street, Suite 2626, Houston, Texas 77002, and is a limited partner in Giddings LP, Hunton LP and ASYM Energy LP.

8.           Defendant, JOHN P. VAILE AS TRUSTEE OF JOHN P VAILE LIVING TRUST (“Vaile”), is an individual with an address at 2920 North Commonwealth Avenue, Chicago, Illinois 60657, and is a limited partner in Giddings LP.

9.           Defendant, JOHN PAUL OTIERNO (“Otierno”), is an individual with an address at 743 Oxford, Houston, Texas 77707, and is a limited partner in Giddings LP, Hunton LP and ASYM Energy LP.

10.           Defendant, SOSVENTURES LLC (“SOSv”), is a Delaware limited liability company with its principal place of business in Connecticut, and is a limited partner in Giddings LP and ASYM Energy LP.

11.           Defendant, BRADFORD HIGGINS (“Higgins”), is an individual who resides at 1079 Oenoke Ridge, New Canaan, Connecticut 06840.  Higgins is a limited partner in Hunton LP.

12.           Defendant, WILLIAM MAHONEY (“Mahoney”), is an individual with an address at 991 Ponus Ridge Road, New Canaan, Connecticut 06840, and is a limited partner in Giddings LP and ASYM Energy LP1.

13.           Defendant, ROBERT J. CONRADS (“Robert Conrads”), is an individual with an address at Maritime Plaza, Suite 1975, San Francisco, CA 94111, and is a limited partner in Giddings LP and ASYM Energy LP.

14.           Defendant, EDWARD M. CONRADS (“Edward Conrads”) is an individual with an address at Maritime Plaza, Suite 1975, San Francisco, CA 94111, and is a limited partner in Giddings LP and ASYM Energy LP.

15.           Defendant, WILLIAM F. PETTINATI, JR. (“Pettinati”), is an individual with an address at 19 Huntington Woods Estates Drive, Tomball, Texas 77371, and is a limited partner in Giddings LP.

16.           Defendant, JAMES P. ASHMAN (“James Ashman”) is an individual with an address of 35 Wright Street, Westport, CT 06840 and is a limited partner in Asym Energy LP.

17.           Defendant, PATRICIA ASHMAN (“Patricia Ashman”) is an individual with an address of 35 Wright Street, Westport, CT 06840 and is a limited partner in Asym Energy LP.

18.           Defendant, SCOTT DECKER (“Decker”) is an individual with an address of 3324 N. Causeway Blvd., Metairie, LA 70002 and is a limited partner in Asym Energy LP.

19.           Defendant, NICHOLAS GARAFALO (“Garafalo”) is an individual with an address of 220 Holland Road, Holmdel, NJ 07733 and is a limited partner in Asym Energy LP.

20.           Defendant, ANDREW GILLICK (“Andrew Gillick”) is an individual with an address of 101 West 81st St., #309, New York, NY 10024 and is a limited partner in Asym Energy LP.

21.           Defendant, BRIANNA GILLICK (“Brianna Gillick”) is an individual with an address of 101 West 81st St., #309, New York, NY 10024 and is a limited partner in Asym Energy LP.

22.           Defendant, STANLEY GOLDSTEIN (“Goldstein”) is an individual with an address of 28 West 44th Street, Suite 300, New York, NY 10036 and is a limited partner in Asym Energy LP.

23.           Defendant, STEVE HEINEMANN (“Heinemann”) is an individual with an address of 106 Goosehill, Cold Spring Harbor, NY 11724 and is a limited partner in Asym Energy LP.

24.           Defendant, ANDREW LEE (“Andrew Lee”) is an individual with an address of 2229 Blake Street, Unit 709, Denver, CO 80205 and is a limited partner in Giddings LP and Hunton LP.

25.           Defendant, KING LEE (“King Lee”) is an individual with an address of 3113 Blakeburn Lane, Bakersfield, CA 93309 and is a limited partner in Giddings LP and Hunton LP.

26.           Defendant, SIDNEY ORBACH (“Orbach”) is an individual with an address of 218 Beaumont Street, Brooklyn, NY 11235 and is a limited partner in Asym Energy LP.

27.           Defendant, SEAN O’SULLIVAN REVOCABLE LIVING TRUST (“O’Sullivan”) is a trust with an address of Penrose Wharf, 2nd Floor, Alfred Street, Cork Ireland and is a limited partner in Hunton LP.

28.           Defendant, MICHAEL RHINER (“Rhiner”) is an individual with an address of 3063 Oak Meadow Lane, Mobile, AL 36619 and is a limited partner in Asym Energy LP.

29.           Defendant, RUBICON RESOURCES, LLC (“Rubicon”) is Louisiana limited liability company with an address of 10 Farnham Place, Metairie, LA 70005 and is a limited partner in Asym Energy LP and Hunton LP.

1           William Mahoney passed away on or about April 30, 2013 according to the Suggestion of Death filed by counsel, Docket No. 118.00.  Upon information and belief, Alice Mahoney is the executor of the estate of William Mahoney and resides at 991 Ponus Ridge Road, New Canaan, Connecticut 06840.

30.           Defendant, SIGMA GAS ANTROZOUS FUND (“Sigma”) is a Delaware corporation with an address of 4615 Gibson Street, #B, Houston, TX 77007 and is a limited partner in Giddings LP and Hunton LP.

31.           Henry, Ammar, Vaile, Otierno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads, Pettinati, James Ashman, Patricia Ashman, Decker, Garafalo, Andrew Gillick, Brianna Gillick, Goldstein, Heinemann, Andrew Lee, King Lee, Orbach, O’Sullivan, Rhiner, Rubicon and Sigma are collectively referred to herein as the “Limited Partners.”

32.           Defendant, GREGORY IMBRUCE (“Imbruce”), is an individual who, upon information and belief, resides at 92 Turtle Back Road, New Canaan, Connecticut 06840.

33.           Defendant, GIDDINGS INVESTMENTS LLC (“Giddings LLC”), is a Delaware limited liability company located at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, and, upon information and belief, is solely owned by Imbruce or one of his affiliates.
34.           Upon information and belief, at all relevant times, Giddings LLC was owned and controlled by Imbruce, who exercised complete control over Giddings LLC with respect to all aspects of the business and its finances, including as to all dealings with Giddings LP, the Limited Partners, and Starboard.

35.          Defendant, GIDDINGS GENPAR LLC (“Genpar”) is a Delaware limited liability company, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901.

36.           Certain of the Limited Partners claim to have removed Genpar as the General Partner of Giddings LP in 2013.  Genpar was controlled by Imbruce and was the alter ego of Imbruce.

37.           Defendant, HUNTON OIL GENPAR LLC (“Hunton Genpar”) is a Delaware limited liability company, and headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901.

38.           Certain of the Limited Partners claim to have removed Hunton Genpar as the General Partner of Giddings LP in 2013.  Hunton Genpar was controlled by Imbruce and was the alter ego of Imbruce.

39.           Defendant, ASYM CAPITAL III LLC (“Asym Genpar”) is a Delaware limited liability company, and headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901.

40.           Certain of the Limited Partners claim to have removed Asym Genpar as the General Partner of Giddings LP in 2013. Asym Genpar was controlled by Imbruce and was the alter ego of Imbruce.

41.           Defendant, GLENROSE HOLDINGS LLC (“Glenrose”), is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, and is the alter ego of Imbruce.

42.           Defendant, ASYM ENERGY INVESTMENTS LLC (“Asym LLC”), is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is an affiliate of Glenrose, and the alter-ego of Imbruce.

43.           On July 18, 2012, Henry, Giddings LP, Hunton LP, ASYM Energy LP, Ammar, Vaile, Otierno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads and Pettinati brought a civil suit against Imbruce, Giddings LLC, Genpar, Hunton Genpar, Glenrose, ASYM LLC and Starboard in the Judicial District of Stamford bearing a docket number FST-CV-12-5013927-S (“Henry Civil Action”).  Pettinati withdrew as a plaintiff in the Henry Civil Action on January 13, 2014.  Starboard was withdrawn as a defendant in the Henry Civil Action on February 25, 2014.

44.           The Henry Civil Action plaintiffs make claims for injunctive relief, fraud, breach of fiduciary duties, conversion, civil theft, violation of the Connecticut Unfair Trade Practices Act, unjust enrichment, civil conspiracy, imposition of a constructive trust and an action for accounting in connection with Giddings LP, Asym Energy LP, and Hunton LP.  The Henry Civil Action plaintiffs specifically allege that 550,000 Common Stock Shares of Starboard Resources, Inc., purportedly to be issued to Giddings Investments LLC, are the result of an unlawful conversion of assets of Giddings Oil and Gas LP which is beneficially owned by certain Henry Civil Action plaintiffs.

45.  The Henry Civil Action plaintiffs also make claims about regarding the correct beneficial owners of the assets of Giddings LP, Asym Energy LP, and Hunton LP.

46.           On August 8, 2012, Starboard filed an interpleader action relating to the above-referenced disputed 550,000 common stock shares alleged to have been converted.

47.           The agreements controlling the operation of Giddings LP, Asym Energy LP, and Hunton LP provide that upon the “receipt of unrestricted and freely transferable securities registered under the Securities Act of 1933, as amended in connection with a going public transaction at Starboard Resources, LLC, however effected” that  Giddings LP, Asym Energy LP, and Hunton LP shall be “dissolved” and their affairs “wound up.”

48.           Starboard has been “publicly-reporting issuer” with the Securities and Exchange Commission since August 6, 2013.  On February 21, 2014, Starboard delivered to Giddings LP, Asym Energy LP, and Hunton LP common stock shares representing the herein referenced partnerships’ ownership of Starboard common stock shares pursuant to a Form S-1 registration statement declared effective by the Securities and Exchange Commission on November 12, 2013.  These common stock share certificates carried no restrictive legend and were transferable by Giddings LP, Asym Energy LP, and Hunton LP.  This delivery constituted a dissolution event for Giddings LP, Asym Energy LP, and Hunton LP requiring the winding up of their affairs.

49.           On March 17, 2014, Starboard’s transfer agent received the three stock certificates with instructions to record them in Starboard’s name:  1) a stock certificate in the amount of 927,933 common stock shares representing ownership of said common stock shares by Giddings LP, 2) a stock certificate in the amount of 540,860 common stock shares representing ownership of said common stock shares by Asym Energy LP; and 3) a stock certificate in the amount of 172,098 common stock shares representing ownership of said common stock shares by Hunton LP.  These common stock shares are subject to a dispute as to the beneficial ownership and control of said common stock shares as stated in the Henry Civil Action and in connection with the dissolution and winding up of Giddings LP, Asym Energy LP, and Hunton LP.

50.           Starboard hereby interpleads the additional 1,640,891 of its common stock shares derived from the stock certificates referenced in paragraph 49 herein.  When added to the 550,000 common stock shares held by Starboard, and identified in its Bill of Interpleader, Docket No. 100.31, the total is 2,190,891 common stock shares at issue in the Henry Civil Action.  These 2,190,891 common stock shares are hereinafter referred to as the “Common Stock Shares.”

51.           On behalf of Starboard, its transfer agent is holding the Common Stock Shares in book entry form referencing this Interpleader Action.

52.           A dispute has arisen between defendants as to which person is entitled to the Common Stock Shares and Starboard is unable to determine whom the same is payable.

53.           Henry, Ammar, Vaile, Otierno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads, James Ashman, Patricia Ashman, Decker, Garafalo, Andrew Gillick, Brianna Gillick, Goldstein, Heinemann, Andrew Lee, King Lee, Orbach, O’Sullivan, Rhiner, Rubicon and Sigma claim they are entitled to the Common Stock Shares.

54.           Imbruce, Giddings LLC, Genpar, Hunton Genpar, Glenrose, ASYM LLC claim they are entitled to the Common Stock Shares.

55.           Starboard has and claims no beneficial interest in the Common Stock Shares, and is willing to disburse the same over to such person as is lawfully entitled to receive the same, and Starboard is ready, willing and able to pay or instruct its transfer agent to book the Common Stock Shares into the court or to whichever defendant the court may order or direct.

56.           Starboard has been obliged to employ an attorney and incur costs to bring this action.

WHEREFORE, plaintiff Starboard Resources, Inc. claims:

a.           An interlocutory judgment requiring defendants to interplead together concerning their claims to the Common Stock Shares now in the hands of Starboard;

b.           That upon disbursement of the Common Stock Shares in the hands of Starboard to such person, persons or entity as the court may order, Starboard be discharged from all liabilities to defendants in relation thereto; and

c.           That Starboard be allowed a reasonable sum for counsel fees and disbursements.

PLAINTIFF
STARBOARD RESOURCES, INC.

By:	/s/
Stephen P. Brown
Andrea C. Sisca
Nicole R. Fernandes
Wilson Elser Moskowitz Edelman
& Dicker LLP
1010 Washington Boulevard
Stamford, Connecticut 06901
Telephone No.: (203) 388-9100
Nicole.Fernandes@wilsonelser.com
Firm Juris No. 412712
Our File No.: 14111.1

CERTIFICATION

This is to certify that a copy of the foregoing first amended bill of interpleader was served by regular mail on March 18, 2014 on the following attorney of record:

Jonathon P. Whitcomb	Andrew Lee
Diserio Martin O’Connor & Castiglioni	2229 Blake Street, Unit 709
One Atlantic Street	Denver, Colorado 80205
Stamford, Connecticut 06901

Alfred U. Pavlis	King Lee
Finn, Dixon & Herling, LLP	3113 Blakeburn Lane
177 Broad Street 15th Floor	Bakersfield, California 93309
Stamford, Connecticut 06901

Michael T. Ryan	Sidney Orbach
Ryan Ryan & Deluca, LLP	218 Beaumont Street
707 Summer Street	Brooklyn, New York 11235
Stamford, Connecticut 06901

William F. Pettinati, Jr.	Sean O’Sullivan Revocable Living Trust
19 Huntington Woods Estates Drive	Penrose Wharf, 2nd Floor
Tomball, Texsa 77371	Alfred Street, Cork Ireland

James P. Ashman	Michael Rhiner
35 Wright Street	3063 Oak Meadow Lane
Westport, Connecticut 06840	Mobile, Alabama 36619

Patricia Ashman	Rubicon Resources, LLC
35 Wright Street	10 Farnham Place
Westport, Connecticut 06840	Metairie, Louisiana 70005

Scott Decker	Sigma Gas Antrozous Fund
3324 N. Causeway Boulevard	4615 Gibson Street, #B
Metairie, Louisiana 70002	Houston, Texas 77007

Nicholas Garafalo
220 Holland Road
Holmdel, New Jersey 07733

Andrew Gillick
101 West 81st Street #309
New York, New York 10024

Brianna Gillick
101 West 81st Street #309
New York, New York 10024

Stanley Goldstein
28 West 44th Street, Suite 300
New York, New York 10036

Steve Heinemann
106 Goosehill
Cold Spring Harbor, New York 11724

             432816
Nicole R. Fernandes
Commissioner of the Superior Court